UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Irwin Financial Corporation

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Irwin Financial Corporation
500 Washington Street
P.O. Box 929
Columbus, IN 47202-0929
812.376.1909
812.376.1709 Fax
www.irwinfinancial.com

[Date]

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To our Shareholders:

You are cordially invited to attend a Special Meeting of Shareholders of Irwin Financial Corporation (the “Corporation”), to be held at the offices of the Corporation, 500 Washington Street, Columbus, Indiana, 47202-0929 on Monday, November 3, 2008, at 4 p.m. Eastern Standard Time, for the following purposes:

Proposals:

No. 1	Approve an amendment to Article V of the Corporation’s Restated Articles of Incorporation to increase the number of common shares, without par value, that the Corporation is authorized to issue, from 40,000,000 shares to 200,000,000 shares, and to increase the total number of shares that the Corporation is authorized to issue from 44,000,000 shares to 244,000,000 shares.

This proposal would provide the Corporation with the flexibility to raise and restructure capital through, among other transactions, a shareholder rights offering and a possible exchange of a portion of the Corporation’s trust preferred securities for common stock.

No. 2	Approve, for purposes of the New York Stock Exchange listing standards, the issuance of in excess of 20% of the Corporation’s outstanding common shares in connection with a possible exchange of a portion of the Corporation’s trust preferred securities.

This proposal would provide the Corporation with the flexibility to determine whether to proceed with a possible exchange of a portion of the Corporation’s trust preferred securities for common stock at levels that may result in an issuance of more than 20% of the Corporation’s currently outstanding common shares.

These items are more fully described in the proxy statement accompanying this Notice.

The Board of Directors unanimously recommends that you vote “FOR” Proposals 1 and 2.

Other Items:

•	to transact any other business that may properly come before the meeting or any adjournment of it.

Registration of shareholders will start at 3:30 p.m. and the meeting will start at 4 p.m. Only shareholders of record at the close of business on October 6, 2008 (the “record date”) are entitled to notice of and to vote at the special meeting. A complete list of the shareholders entitled to vote at the special meeting will be available for examination by any shareholder at the principal office of the Corporation after October 15, 2008 and at the special meeting.

Your vote is very important to us.  Whether or not you plan to attend the special meeting, please complete, sign, date, and promptly mail your enclosed proxy card in the postage-paid envelope provided to assure your representation at the meeting. Should you prefer, you may deliver your proxy via telephone or the Internet by following the instructions on your proxy card. You may revoke your proxy and vote in person if you decide to attend the special meeting.

MATTHEW F. SOUZA
Secretary

Important Notice Regarding the Availability of Proxy Materials for the Special Shareholder Meeting To Be Held on Monday, November 3, 2008. The Proxy Materials are available at www. irwinproxy.com.

Irwin Financial Corporation
500 Washington Street
P.O. Box 929
Columbus, IN 47202-0929
812.376.1909
812.376.1709 Fax
www.irwinfinancial.com

PROXY STATEMENT OF IRWIN FINANCIAL CORPORATION
FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 3, 2008

GENERAL INFORMATION AND VOTING PROCEDURES

The Corporation is providing this proxy statement and the accompanying form of proxy (the “proxy” or “proxy card”) in connection with the solicitation by our Board of Directors of proxies to be used at a Special Meeting of Shareholders (the “Special Meeting”) on Monday, November 3, 2008. The meeting will be held at the offices of the Corporation, 500 Washington Street, Columbus, Indiana, 47202-0929, at 4 p.m. Eastern Standard Time, or any adjournment thereof. The Notice, this proxy statement and the form of enclosed proxy will be sent to shareholders on or about October 13, 2008.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the Special Meeting, the voting process, and other required information.

What is the purpose of the Special Meeting?

The purpose of the Special Meeting is to vote upon the matters outlined in the accompanying notice of meeting, including:

•	Approval of an amendment to Article V of the Corporation’s Restated Articles of Incorporation to increase the number of common shares, without par value, that the Corporation is authorized to issue, from 40,000,000 shares to 200,000,000 shares, and to increase the total number of shares that the Corporation is authorized to issue from 44,000,000 shares to 244,000,000 shares.

This proposal would provide the Corporation with the flexibility to raise and restructure capital through, among other transactions, a shareholder rights offering and a possible exchange of a portion of the Corporation’s trust preferred securities for common stock.

•	Approval, for purposes of the New York Stock Exchange listing standards, of the issuance of in excess of 20% of the Corporation’s outstanding common shares in connection with a possible exchange of a portion of the Corporation’s trust preferred securities.

This proposal would provide the Corporation with the flexibility to determine whether to proceed with a possible exchange of a portion of the Corporation’s trust preferred securities for common stock at levels that may result in an issuance of more than 20% of the Corporation’s currently outstanding common shares.

How does the Board of Directors recommend that I vote?

The Board of Directors unanimously recommends that you vote “FOR” an amendment to the Corporation’s Restated Articles of Incorporation to increase the number of common shares, without par value, that the Corporation is authorized to issue, from 40,000,000 shares to 200,000,000 shares, and to increase the total number of shares that the Corporation is authorized to issue from 44,000,000 shares to 244,000,000 shares, and “FOR” the approval of the issuance of in excess of 20% of our outstanding common shares in connection with a possible exchange of a portion of the Corporation’s trust preferred securities.

What should I receive?

You should receive this proxy statement, the notice of Special Meeting of shareholders and a proxy card.

Who is entitled to vote?

Only shareholders of record at the close of business on October 6, 2008, will be entitled to vote. On the record date, there were • common shares outstanding. Each common share is entitled to one vote on each matter to be voted on at the meeting.

How do I vote?

If you are a shareholder of record, you may tell the Corporation’s representatives how to vote your shares in one of the following ways:

•	By telephone — You may vote by calling the toll-free telephone number: 1-888-693-8683. Please have your proxy card or Notice available when you call, and follow the simple instructions to record your vote.

•	On the Internet — The website for Internet voting is www.cesvote.com. Please have your proxy card or Notice available when you access the website, and follow the simple instructions to record your vote. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

•	By Mail — Be sure to complete, sign and date the paper proxy card or voting instruction card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253-9837.

•	In Person — You may vote in person by attending the Special Meeting of Shareholders. Directions to our Special Meeting location may be found on the back of this proxy statement.

The availability of telephone and Internet voting for beneficial owners will depend on the voting procedures of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

All shares represented by a proxy, if it is executed and returned using one of the methods above, will be voted as directed by the shareholder. If a shareholder executes and returns a proxy, but makes no direction as to such shareholder’s vote, the shares will be voted on each matter to come before the meeting in accordance with the recommendation of the Board.

How many votes must be present to hold the Special Meeting?

Shareholders owning a majority of all the common shares outstanding must be present in person or represented by a proxy in order to constitute a quorum for the transaction of business. Based on the number of common shares outstanding on the record date, • shares will be required at the meeting for a quorum. Proxies returned by brokers with “non-votes” on any matter on behalf of shares held in street name because the beneficial owner has withheld voting instructions, and proxies returned with abstentions, will be treated as present for purposes of determining a quorum.

What vote is required for approval of the proposals?

In order to approve Proposal 1, holders representing a majority of all the common shares outstanding on the record date and entitled to vote thereon must affirmatively cast a vote in favor of the proposal.

In order to approve Proposal 2, holders representing a majority of the votes cast must affirmatively cast a vote in favor of the proposal (provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote thereon).

Shareholder approval is required under New York Stock Exchange listing standards for issuance of in excess of 20% of our outstanding common shares in connection with a possible exchange of a portion of the

Corporation’s trust preferred securities, but shareholder approval is not required under such listing standards for a possible shareholder rights offering.

Abstentions and broker non-votes will not be included in the vote count. Therefore, abstentions and broker non-votes will have the same effect as votes against Proposal 1 and will have no effect on Proposal 2.

How will the Board of Directors and management vote?

Together, the Board of Directors and management of the Corporation control approximately 41% of the voting power. The Board unanimously recommends that shareholders vote “FOR” both proposals and the Board and management intend to vote their shares in favor of both proposals. Your vote is very important, and you should promptly return your proxy card.

Can I vote if I participate in an employees stock plan?

If you are a participant in the Irwin Financial Corporation Employees’ Savings Plan and/or the Irwin Mortgage Corporation Retirement and Profit Sharing Plan (the “Plans”), you have the right to direct Fidelity Management Trust Company (“Fidelity”), as Trustee of the Plans, regarding how to vote the shares of Irwin Financial Corporation attributable to your individual account under the Plans. Your instructions to Fidelity will be tabulated confidentially. If your voting directions are not received by • , 2008, the Trustee may vote the shares attributable to your account as specified by the applicable Plan.

What do I need to do now?

After carefully reading and considering the information contained in this proxy statement, please vote by completing, signing and mailing your proxy card or by voting via telephone or the Internet as soon as possible so that your shares can be represented at the Special Meeting. Your vote is important. Whether or not you plan to attend the Special Meeting, you should sign and mail your proxy card or vote via telephone or the Internet at your first convenience.

Who will bear the costs of soliciting proxies for the Special Meeting?

The Corporation will bear the costs of the solicitation of proxies. The Corporation has retained D.F. King to assist in the solicitation of proxies for a fee of approximately $7,500 plus reasonable out-of-pocket expenses and disbursements of that firm. In addition to solicitation by mail, proxies may be solicited by our directors, officers and employees, at no additional compensation, by telephone, facsimile transmission, e-mail, and personal interviews or otherwise.

Can I change or revoke my vote?

Yes, you may change or revoke your vote. To do so, just send in a new proxy card with a later date, or cast a new vote by telephone or over the Internet, or send a written notice of revocation to the Secretary of Irwin Financial Corporation, 500 Washington Street, P.O. Box 929, Columbus, Indiana 47201-0929, delivered before the proxy is exercised. If you attend the Special Meeting and want to vote in person, you may request that your previously submitted proxy not be used.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate proxy card for each brokerage account in which you hold shares. Please complete, sign, date and return each proxy card that you receive.

Could other matters be decided at the Special Meeting?

The Board does not intend to present any business at the Special Meeting other than that described in the notice of meeting. The Board at this time knows of no other matters which may come before the Special Meeting. However, if any new matter requiring the vote of the shareholders is properly presented before the Special Meeting, proxies may be voted with respect thereto in accordance with the best judgment of proxy holders, under the discretionary power granted by shareholders to their proxies in connection with general matters.

What happens if the Special Meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Who can help answer my questions?

If you have questions about the Proposal, need additional copies of this proxy statement, or require assistance in voting your shares, you should contact our [Secretary/Proxy Solicitor], as follows:

D.F. King & Co., Inc.
48 Wall Street
New York, New York 10005
Banks and Brokers Call Collect: 212-269-5550
All Others Call Toll-free: 800-859-8508
Email: info@dfking.com

Where can I find out more information about the Corporation?

You can find out more information about the Corporation on our website, which is www.irwinfinancial.com. Our main offices are located at 500 Washington Street, Columbus, Indiana 47201-0929.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this proxy statement constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. You can identify these statements from our use of the words “plan,” “forecast,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “is likely,” “will,” and similar expressions. These forward-looking statements may include, among other things:

•	statements and assumptions relating to financial performance;

•	statements relating to the anticipated effects on results of operations or financial condition from recent or future developments or events;

•	statements relating to our business and growth strategies and our regulatory capital levels; and

•	any other statements, projections or assumptions that are not historical facts.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. We discuss these and other uncertainties in the “Risk Factors” section of Irwin’s Annual Report on Form 10-K for the year ended December 31, 2007 and Form 10-Q for the quarter ended June 30, 2008, as well as in any future filings we may make that may be incorporated by reference herein. For information on the documents we are incorporating by reference and how to obtain a copy, please see “Where You Can Find More Information” in this proxy statement. We undertake no obligation to update publicly any of these statements in light of future events.

BACKGROUND INFORMATION

The severe stress that is being experienced in credit, housing and financial markets has resulted in an extremely challenging environment for the Corporation. The Corporation has experienced substantial losses in recent quarters and, although the Corporation and its bank subsidiaries have stayed above regulatory “Well Capitalized” levels, these capital levels have dropped below the Corporation’s own internal capital targets. The Corporation has long held that its strategy needs to evolve in response to changes in environmental conditions and therefore has taken steps to change its strategy to fit the environment in which it operates today and will operate in the future.

On July 25, 2008, the Corporation announced a restructuring through a series of transactions to refocus on small business and local community banking. The transactions included the exit from the small ticket leasing business in the U.S. and Canada, along with the sale of the substantially all of the portfolio of loans and leases associated with these businesses. In addition, other agreements have been executed in connection with the restructuring that were designed to enable the Corporation to exit the home equity business, although one such transaction, designed to remove residual home equity exposure from the Corporation’s balance sheet, has recently been rescinded. The Corporation believes the completed transactions noted above were critical to lowering the risk inherent in its portfolios, protecting its franchise in the current and future environments, and better positioning the Corporation for a return to profitability.

In light of the continuing, unprecedented deterioration in the credit, housing and financial markets, the Board of Directors believes the Corporation needs additional flexibility to raise and restructure capital in order to address its remaining exposure in the home equity portfolio that is in run off mode and its exposure to potential deterioration in the Corporation’s commercial real estate portfolio. Having the flexibility to raise and restructure capital could also be helpful in meeting the Corporation’s goal of continuing to maintain capital levels above regulatory “Well Capitalized” levels and to be in a position to respond to future business and financing needs and opportunities. The Board of Directors believes that it is in the best interests of shareholders to increase the number of authorized shares at this time in order to provide the Corporation with the flexibility to pursue a possible rights offering to existing shareholders and to pursue other transactions to enhance its capital structure, including a possible exchange of the Corporation’s trust preferred securities for the Corporation’s common shares.

The Rights Offering

The Corporation intends to pursue a rights offering to existing shareholders, which would allow shareholders to purchase additional common shares based on their current pro rata ownership percentage in order to raise capital that will improve the Corporation’s capital ratios, while giving existing shareholders the opportunity to limit ownership dilution. Because of the current volatility in the capital markets, the exact size, timing, terms and conditions of the rights offering have not yet been determined by the Board of Directors.

This proxy statement is not an offer to sell or the solicitation of an offer to buy the Corporation’s common shares issuable in the rights offering. Offers and sales of common shares issuable upon exercise of the rights in the rights offering will only be made by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus. In connection with the rights offering, the Corporation will file with the Securities and Exchange Commission a registration statement. Once the registration statement becomes effective, the Corporation will mail the rights offering prospectus to holders of the Corporation’s common shares. The prospectus will contain important information about the rights offering. You should not make a decision to participate in the rights offering until you read the prospectus.

A vote in favor of Proposal 1 to increase the authorized common shares will not obligate any shareholder to purchase shares in the rights offering. However, failure to vote in favor of Proposal 1 may prevent the Corporation from pursuing the rights offering to shareholders and prevent the Corporation from raising capital on terms that are as favorable, or at all.

The Possible Exchange Offers

As part of its exploration of a number of strategic alternatives to improve the quality of the Corporation’s capital base, the Corporation is considering a series of exchange offers pursuant to which a to-be-determined amount of the Corporation’s common shares would be issued in exchange for a to-be-determined amount of trust preferred securities that have been issued by various Delaware statutory trusts that hold, as their sole assets, junior subordinated debentures issued by the Corporation. If the transactions are commenced, the Corporation would offer selected holders of trust preferred securities the right to exchange their trust preferred securities for common shares of the Corporation at an exchange ratio to be negotiated between Irwin and the party to each exchange transaction.

Our Board of Directors believes that authorizing the issuance of the common stock in connection with a possible exchange offer for the Corporation’s trust preferred stock is in the best interests of shareholders because, if such an offer were made and accepted, it would reclassify capital that is currently classified as Tier 2 capital as Tier 1 capital, thereby strengthening the Corporation’s capital levels.

The Corporation and its bank and thrift subsidiaries are subject to measurement on three ratios relative to the standards for a “Well Capitalized” bank. Two of these ratios are based on Tier 1 or core capital and the third is based on total capital (the sum of Tier 1 and Tier 2 capital). Under the Federal Reserve’s risk-based capital requirements to which the Corporation is subject as a bank holding company, Tier 1 capital, or core capital, consists of, among other things, common stockholders’ equity, and subject to certain limitations, trust preferred securities. Tier 2 capital, or supplementary capital, consists of, among other things, and to the extent not included in Tier 1 capital, trust preferred securities. The possible exchange offers would restructure these elements of the Corporation’s capital to increase the amount of capital that can be treated as Tier 1 capital. In addition, in light of the Federal Reserve’s revised capital regulations that take effect in March of 2009 and that limit the amount of trust preferred securities that may be included in Tier 2 capital to 50 percent of Tier 1 capital, the possible exchange offers would also increase the amount of capital that otherwise would be able to be treated as Tier 2 capital at that time.

As discussed in more detail under Proposal 2, issuance of common stock in the possible exchange offers would result in dilution of existing shareholders. Because a decision has not been made about the size and terms and conditions (including the exchange ratios) of any such exchange offers, or even whether to proceed with the possible exchange offers at all, the level of potential dilution cannot be determined at this time. However, it is possible that in the aggregate, holders of trust preferred could own a majority of the Corporation as a result of the possible exchange offers.

This proxy statement is not an offer or the solicitation of an offer to exchange the Corporation’s trust preferred securities. Any such offers will only be made by registration under federal and state securities laws, or pursuant to an applicable exemption from registration thereunder.

A vote in favor of Proposal 1 to increase the authorized common shares or in favor of Proposal 2 will not obligate the Corporation to pursue any exchange offers. However, failure to vote in favor of Proposal 1 may prevent the Corporation from pursuing the exchange offers. In addition, failure to vote in favor of Proposal 2 may limit the Corporation’s ability to execute exchange offers on the same time schedule, or on terms as favorable, as if Proposal 2 is approved at this Special Meeting.

PROPOSAL 1:

APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

General

On September 26, 2008, the Board adopted a resolution recommending that Article V of the Restated Articles of Incorporation (the “Articles”) be amended to increase the number of common shares that the Corporation is authorized to issue from 40,000,000 to 200,000,000 (and, correspondingly, to increase the total number of shares that the Corporation is authorized to issue from 44,000,000 shares to 244,000,000 shares). The Board of Directors unanimously recommends that the shareholders approve this amendment.

Indiana law and the Corporation’s Articles require approval of this amendment. If the amendment is approved by a majority of the outstanding shares entitled to vote thereon, the Corporation will amend Article V, Section 5.1 of the Articles to increase the number of authorized common shares and to increase the total number of authorized shares as described above.

If adopted by the shareholders, the increase will become effective upon the filing of the amendment to the Corporation’s Articles with the Secretary of State of the State of Indiana. The Corporation would make such a filing promptly after the Special Meeting. The only changes in the Corporation’s existing Articles would be those numeric changes required to reflect the increase of the number of authorized common shares and to increase the total number of authorized shares. The text of the Amendment to the Articles is attached to this proxy statement in Appendix A.

The following table sets forth our capitalization based on equity ownership information as of September 26, 2008.

	Number of Shares	Percent of Total

Noncumulative perpetual preferred stock	15,000	0.375%
Common shares, no par value	29,685,804	74.21%
Common shares issuable upon exercise of existing options	2,459,609	6.15%
Common shares in treasury	243,123	0.61%

As of October 6, 2008, the Corporation had • common shares available for future issuance in excess of the outstanding common shares that have been reserved under existing stock plans. The Board of Directors believes that it is in the best interest of shareholders to increase the number of authorized shares to better position the Corporation with added flexibility to raise additional capital through a variety of different possible transactions. The Corporation currently contemplates commencing a shareholder rights offering the terms of which have not yet been determined, but in which the Corporation anticipates an issuance of approximately 20,000,000 common shares, although that number could be higher.

The Board of Directors believes that the number of authorized common shares should be increased to 200,000,000, which would become the new limitation on the total amount of common stock that could be issued for any purpose. The additional common shares in excess of those required to complete the intended rights offering and the possible exchange offers are to be available from time to time for corporate purposes, which may include raising additional capital, issuances under employee benefit plans, acquisitions of other companies, stock dividends, stock splits and other distributions. The Corporation does not have any current intention or plan to issue common shares for any purpose except for the issuance of shares in connection with the rights offering and the possible exchange offers, but the Board of Directors nevertheless believes the additional authorized common shares should be available for corporate purposes from time to time, without the potential expense and delay incident to obtaining shareholder approval for a particular issuance.

Authorized but unissued common shares may be issued from time to time upon authorization by the Corporation’s Board of Directors, at such time, to such persons and for such consideration as the Board of Directors may determine in its sole discretion, except as may be required for a particular transaction by applicable law, regulation or NYSE rules. When and if such shares are issued, they would have the same voting rights and other rights and privileges as the currently issued and outstanding common shares.

Reason For the Proposed Increase of Authorized Shares

On July 25, 2008, the Corporation announced a restructuring through a series of transactions to refocus on small business and local community banking. The transactions included the exit from the small ticket leasing business in the U.S. and Canada, along with the sale of substantially all of the portfolio of loans and leases associated with these businesses. These transactions have been completed. In addition, other agreements have been executed in connection with the restructuring that were designed to enable the Corporation to exit the home equity business, although one such transaction, designed to remove residual home equity exposure from the Corporation’s balance sheet, has been rescinded. The Corporation believes the completed transactions noted above were critical to lowering the risk inherent in its portfolios, protecting its franchise in the current and future environments, and better positioning to Corporation for a return to profitability.

In light of the continuing, unprecedented deterioration in the credit, housing and financial markets, the Board of Directors believes the Corporation needs additional flexibility to raise and restructure capital in order to address its remaining exposure in the home equity portfolio that is in run off mode and its exposure to potential deterioration in the Corporation’s commercial real estate portfolio. Having the flexibility to raise and restructure capital could also be helpful in meeting the Corporation’s goal of continuing to maintain capital levels above regulatory “Well Capitalized” levels and to be in a position to respond to future business and financing needs and opportunities. The Board of Directors believes that it is in the best interests of shareholders to increase the number of authorized shares at this time in order to provide the Corporation with the flexibility to pursue a possible rights offering to existing shareholders and to pursue other transactions to enhance its capital structure, including a possible exchange of the Corporation’s trust preferred securities for the Corporation’s common shares.

Principal Effects on Outstanding Common Shares

The issuance of common shares in the rights offering and the possible exchange offers described in Proposal 2 will have no effect on the current rights of shareholders of the Corporation’s common shares under Indiana law, including without limitation, voting rights, rights to dividend payments and rights upon liquidation. Holders of our common shares are not entitled to preemptive rights with respect to any share that may be issued in the rights offering or the possible exchange offers. Although the Corporation has a shareholder rights plan, direct issuances from the Corporation of the type contemplated by the rights offering and the exchange offers do not trigger the exercise of any contingent rights under that plan and the Board of Directors may terminate the plan at any time.

Reasons Against the Proposed Increase in Authorized Shares

If shareholders vote to increase the number of authorized common shares under Proposal 1 and the rights offering and the exchange offer are completed, the transactions will immediately and substantially dilute, and thereby reduce, each existing shareholder’s proportionate ownership in the Corporation’s common shares as well as diluting earnings per share and book value per share of existing shareholders. Although shareholders that participate in the rights offering will not experience the same level of dilution as shareholders who do not participate, if the Corporation proceeds with the possible exchange offer, all shareholders will be diluted. In addition, because the Corporation could issue shares at less than the existing market price in the rights offering, that transaction is expected to reduce the market price of common shares held by existing shareholders who do not purchase shares in the rights offering. In addition, resales of common shares issued in the rights offering or in the possible exchange offers could have a negative effect on the market price of our common shares.

Possible Anti-Takeover Effects of the Amendment

The Board of Directors is unaware of any specific effort to obtain control of the Corporation, and has no present intention of using the proposed increase in the number of authorized common shares as an anti-

takeover device. However, the Corporation’s authorized but unissued common shares could (within the limits imposed by applicable law, regulation and NYSE rules) be issued in one or more transactions that could make a change of control much more difficult and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of the Corporation by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board of Directors in a potential takeover situation, including preventing or delaying a proposed business combination that is opposed by the Board of Directors although perceived to be desirable by some shareholders. The Corporation also has a shareholder rights plan, which permits the exercise of rights that could have the effect of discouraging a takeover.

Consequences if the Increase in Authorized Shares is Not Approved by the Shareholders

If shareholders do not approve the increase in the number of common shares that the Corporation is authorized to issue to provide the Corporation with the flexibility to pursue a rights offering and possible exchange offers, the Corporation could be required to seek alternative sources of capital or further reduce its balance sheet to satisfy its capital raising and restructuring plans, but may not be able to obtain such alternative sources of capital on commercially reasonable terms, if at all. If the Corporation is unable to generate additional capital or further reduce the balance sheet, it could have a material adverse impact on our financial condition and could adversely affect the price of our common shares. If the downward trend in economic conditions continues, especially those in the real estate and credit markets, the Corporation’s regulatory capital level could fall below the “Well Capitalized” level. As a result, the Corporation’s borrowing costs could increase and terms from the Federal Home Loan Bank and other financial institutions could become more stringent, the Corporation’s bank could be assessed higher premiums by the Federal Deposit Insurance Fund, the Corporation’s assessment and application fees paid to our regulators could increase, and the Corporation may lose access to public funds in the state of Indiana, which could adversely affect our liquidity and results of operations.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE ARTICLES TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES AND TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES.

PROPOSAL 2:

APPROVAL, FOR PURPOSES OF THE NEW YORK STOCK EXCHANGE LISTING STANDARDS, OF THE ISSUANCE OF IN EXCESS OF 20% OF OUR OUTSTANDING COMMON SHARES IN CONNECTION WITH A POSSIBLE EXCHANGE OF A PORTION OF THE CORPORATION’S TRUST PREFERRED SECURITIES.

Reason For Seeking Shareholder Approval

The Corporation is seeking shareholder approval to permit it to issue an amount of common shares representing more than 20% of its outstanding common shares in a series of possible exchange offers pursuant to which a to-be-determined amount of the Corporation’s common shares would be issued in exchange for a to-be-determined amount of trust preferred securities selected from a series (or portions of series) of such securities that have been issued by various Delaware statutory trusts and that hold, as their sole assets, junior subordinated debentures issued by the Corporation.

The Corporation believes that, if successfully completed, the exchange offers could result in the issuance of more than 20% of the currently outstanding common shares (the Corporation has 40 million authorized common shares and as of October 6, 2008, the Corporation had • shares outstanding). As a result, shareholder approval of the issuance is required by Section 312.03(c) of the NYSE Listed Company Manual. Section 312.03(c) requires shareholder approval prior to the issuance of common stock, or securities convertible into common stock, if:

(i) such securities have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding prior to such issuance; or

(ii) the number of shares of common stock, or securities convertible into common stock, to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding prior to such issuance.

The rules of the NYSE require that this proposal be approved by our shareholders representing a majority of the votes cast on the proposal (provided that the total votes cast on the proposal represent over 50% of the outstanding shares of our common stock entitled to vote on the proposal).

Reasons For the Possible Exchange Offers

As part of its exploration of a number of strategic alternatives, the Corporation is considering the exchange offers in order to improve the quality of its capital base. Assuming the Board of Directors determines that it is in the best interests of the shareholders to proceed with the exchange offers, the Corporation would offer certain holders of trust preferred securities the right to exchange their trust preferred securities for common shares of the Corporation at an exchange ratio to be negotiated between Irwin and the party to each exchange transaction. If such an offer were made and accepted, it would reclassify capital that is currently classified as Tier 2 capital as Tier 1 capital, thereby strengthening the Corporation’s capital levels.

The Corporation and its bank and thrift subsidiaries are subject to measurement on three ratios relative to the standards for a “well capital” bank. Two of these ratios are based on Tier 1 or core capital and the third is based on total capital (the sum of Tier 1 and Tier 2 capital). Under the Federal Reserve’s risk-based capital requirements to which the Corporation is subject as a bank holding company, Tier 1 capital, or core capital, consists of, among other things, common stockholders’ equity, and subject to certain limitations, trust preferred securities. Tier 2 capital, or supplementary capital, consists of, among other things, and to the extent not included in Tier 1 capital, trust preferred securities. The possible exchange offers would restructure these elements of the Corporation’s capital to increase the amount of capital that can be treated as Tier 1 capital. In addition, in light of the Federal Reserve’s revised capital regulations that take effect in March of 2009 and that limit the amount of trust preferred securities that may be included in Tier 2 capital to 50 percent of Tier 1 capital, the possible exchange offers would also increase the amount of capital that otherwise would be able to be treated as Tier 2 capital at that time.

Principal Effects on Outstanding Common Shares

The issuance of common shares in the possible exchange offers will have no effect on the current rights of shareholders of the Corporation’s common shares under Indiana law, including without limitation, voting rights, rights to dividend payments and rights upon liquidation. Holders of our common shares are not entitled to preemptive rights with respect to any share that may be issued in possible exchange offers. Although the Corporation has a shareholder rights plan, direct issuances from the Corporation of the type contemplated by the possible exchange offers do not trigger the exercise of any contingent rights under that plan, and the Board of Directors may terminate the plan at any time.

Reasons Against the Possible Exchange Offers

If Board of Directors decides to proceed with the exchange offers, the issuance of common stock in the possible exchange offers would result in immediate and substantial dilution of existing shareholders, as well as diluting earnings per share and book value per share of existing shareholders. Because a decision has not been made about the size and terms and conditions (including the exchange ratios) of any such exchange offers, or even whether to proceed with the possible exchange offers at all, the level of potential dilution cannot be determined at this time. However, it is possible that in the aggregate, holders of trust preferred could own a majority of the Corporation as a result of the possible exchange offers.

Effects of Failure to Approve the Possible Exchange Offers

If our shareholders do not approve this transaction, the Corporation could be required to seek alternative sources of capital to satisfy its capital raising and restructuring plans, but may not be able to obtain such alternative sources of capital on commercially reasonable terms, if at all. If the Corporation is unable to generate additional capital or restructure its capital, it could have a material adverse impact on our financial condition and could adversely affect the price of our common shares. If the downward trend in economic conditions continues, especially those in the real estate and credit markets, the Corporation’s regulatory capital level could fall below the “Well Capitalized” level. As a result, the Corporation’s borrowing costs could increase and terms from the Federal Home Loan Bank and other financial institutions could become more stringent, the Corporation’s bank could be assessed higher premiums by the Federal Deposit Insurance Fund, the Corporation’s assessment and application fees paid to our regulators could increase, and the Corporation may lose access to public funds in the state of Indiana, which could adversely affect our liquidity and results of operations.

In addition, if our shareholders do not approve the possible exchange offers, all of our trust preferred securities will remain issued and outstanding, and entitled to all of the relative rights associated with such securities. Each series of trust preferred securities is issued by a Delaware statutory trust that holds as its sole asset junior subordinated debentures issued by the Corporation that are governed by the terms of an indenture. As a result, the trust preferred securities rank senior to the Corporation’s common shares with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding up. The holders of the trust preferred securities will continue to be entitled to the applicable distribution and liquidation preferences if Proposal 2 is not approved or if the exchange offers do not occur. Moreover, converting the trust preferred securities will eliminate the obligation to pay or accrue quarterly interest payments, thereby increasing future earnings by that amount and allowing the Corporation to preserve cash or use it for other purposes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE THIS PROPOSAL TO APPROVE THE ISSUANCE OF IN EXCESS OF 20% OF OUR OUTSTANDING COMMON SHARES IN CONNECTION WITH A POSSIBLE EXCHANGE OF A PORTION OF THE CORPORATION’S TRUST PREFERRED SECURITIES.

SECURITIES OWNERSHIP AND REPORTING

Principal Holders of Irwin Financial Securities

Persons known by management to own beneficially more than 5% of our common shares, as of the record date, are listed below. All of the shares listed are beneficially owned through voting and investment power held solely by the reported owner, except as otherwise indicated.

	Amount and
	Nature of
	Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership	Class

William I. Miller 500 Washington Street Columbus, IN 47201	11,348,346 (1)	38.14%
Dimensional Fund Advisors LP 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,389,126 (2)	8.14%

(1)	Amount and nature of beneficial ownership is as of September 26, 2008. This includes 5,176,038 common shares, which William I. Miller is deemed to beneficially own as the trustee of the J. Irwin Miller Marital Trust II (“Trust II”) and as to which shares William I. Miller has sole voting and dispositive power. William I. Miller was appointed as the Trustee on April 25, 2006. Previously, Trust II also granted William I. Miller an irrevocable proxy to vote and an option to acquire, subject to certain conditions, 5,160,544 of these common shares. His option to acquire the common shares became exercisable on February 19, 2008 and remains exercisable for a period of two years. William I. Miller disclaims beneficial ownership of the securities held in this trust except to the extent of his potential remainder interest in this trust.

Also includes 5,160,592 common shares deemed to be beneficially held through an irrevocable proxy granted by the IFC Trust under Trust Agreement dated June 29, 1990, Clementine M. Tangeman, Donor (the “IFC Trust”) and as to which shares William I. Miller has sole voting and dispositive power. On September 7, 2004 the IFC Trust appointed William I. Miller sole trustee, in substitution for his deceased father, J. Irwin Miller. The IFC Trust has granted William I. Miller an irrevocable proxy to vote such common shares, and an option to acquire such common shares, subject to certain conditions. His option to acquire the common shares became exercisable on February 19, 2008 and remains exercisable for a period of two years. William I. Miller disclaims beneficial ownership of the securities held in this trust except to the extent of his potential remainder interest in this trust.

Also includes (i) 22,812 common shares deemed to be beneficially held through William I. Miller’s role as the custodian of accounts benefiting his children, (ii) 24,775 common shares held by William I. Miller’s spouse, Lynne M. Maguire, as trustee of the 1998 William I. Miller Annual Exclusion Trust (the “Exclusion Trust”), and (iii) 819,664 common shares beneficially held through employee stock options that are exercisable within 60 days of September 26, 2008. William I. Miller expressly disclaims beneficial ownership of the common shares held as custodian on behalf of his children and the common shares held through the Exclusion Trust.

(2)	The number of shares indicated is determined pursuant to a filing on Schedule 13G that Dimensional Fund Advisors LP (“Dimensional”) made with the SEC on February 6, 2008, in which Dimensional reports it has sole voting and dispositive power as to all such shares.

Securities Ownership of Directors and Management

The following information about the ownership of our common shares is given as of the record date, except as noted below, for each of our current directors, our executive officers and of our current directors and executive officers as a group. Our executive officers are our Chief Executive Officer, Chief Financial Officer, Chief Administrative Officer and line-of-business Presidents.

		Right to Acquire		Total Number of
	Irrevocable	within 60 Days of		Shares
	Voting	September 26,	Restricted	Beneficially	Percent
Name	Proxy	2008	Stock	Owned(1)	of Class

Sally A. Dean		43,008	6,053	75,916	*
Gregory F. Ehlinger		168,184	22,949	236,869	*
David W. Goodrich		6,225	3,546	35,859	*
R. David Hoover		10,882	14,185	42,452	*
Bradley J. Kime		94,270	7,027	110,983	*
William H. Kling		10,050	3,546	48,854	*
Brenda J. Lauderback		19,783	3,546	35,956	*
Jocelyn Martin-Leano		25,970	7,027	33,963	*
John C. McGinty, Jr.		14,855	3,546	34,644	*
William I. Miller(2)	10,321,136	819,664	19,582	11,348,346	38.14%
Dayton H. Molendorp		0	3,098	5,588	*
Lance R. Odden(3)		14,855	3,546	41,350	*
John Rinaldi		14,671	4,150	18,821	*
Matt Souza		117,753	14,270	190,347	*
Marita Zuraitis		1,500	19,612	26,921	*
Current Directors and Executive Officers as a Group (15 persons)	10,321,136	1,361,670	135,683	12,286,869	41.29%

*	Less than 1%

(1)	Includes shares for which directors hold sole voting power but no investment power under our 1999 Outside Director Restricted Stock Compensation Plan. In addition, includes shares for which directors and officers hold sole voting power but no investment power under the Irwin Financial Corporation Amended and Restated 2001 Stock Plan, as amended (the “2001 Stock Plan”), (see Restricted Stock column) and shares that directors and executive officers have the right to acquire within 60 days of September 26, 2008. The “Total Number of Shares Beneficially Owned” column also includes shares not shown in other columns of this table.

(2)	See Footnote 1 to the table under “Principal Holders of Irwin Financial Securities.”

(3)	Mr. Odden owns 1,200 confirm shares of trust preferred securities.

As of year-end 2007, each of Thomas D. Washburn and Joseph R. LaLeggia was a named executive officer. Mr. Washburn ceased to be a named executive officer on December 30, 2007 in connection with the elimination of his position of Executive Vice President. As of December 30, 2007, he beneficially owned 54,477 common shares and had the right to acquire an additional 149,690 shares pursuant to options exercisable for a period of 60 days following his resignation. In total, such shares and options constituted less than 1%. Mr. LaLeggia ceased to be a named executive officer on July 30, 2008 in connection with his resignation as an officer and director of Irwin Commercial Finance Corporation and its affiliates upon consummation of the sale of our Canadian small ticket equipment leasing business. As of July 30, 2008, he beneficially owned 11,851 common shares and had the right to acquire an additional 32,275 shares pursuant to options exercisable for a period of 3 months following his resignation. In total, such shares and options constituted less than 1%.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and file with the Securities and Exchange Commission (the “SEC”) proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. You may read and copy any document we file at the SEC’s public reference room in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov or our website at www.irwinfinancial.com. Copies of the documents incorporated by reference in this proxy statement also may be obtained by contacting us as described below.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC as specified below will update and supersede that information. We incorporate by reference the following documents filed with the SEC by us:

(a) our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 14, 2008 (File No. 001-16691);

(b) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the SEC on May 7, 2008 (File No. 001-16691);

(c) our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the SEC on August 7, 2008 (File No. 001-16691); and

(d) our Current Reports on Form 8-K filed with the SEC on January 3, 2008; January 29, 2008; February 11, 2008; March 3, 2008; March 14, 2008; May 6, 2008; May 7, 2008; July 23, 2008; July 24, 2008 (as amended by the amendment filed on August 8, 2008); July 25, 2008; July 31, 2008; August 6, 2008; August 7, 2008; September 22, 2008 and October 1, 2008.

You may request, and we will provide by first class mail within one day of receipt of your request, a copy of any or all of these filings at no cost by contacting Ellen Z. Mufson, our Vice President — Legal, at Irwin Financial Corporation, 500 Washington Street, Columbus, Indiana 47201, or by calling (812) 376-1020.

DEADLINE FOR SHAREHOLDER PROPOSALS
FOR THE 2009 ANNUAL MEETING

Any proposals of shareholders that are otherwise eligible for inclusion in our written proxy material must be received at our principal executive offices, 500 Washington Street, Columbus, Indiana 47201, no later than December 19, 2008, in order for the proposals to be considered for inclusion in our proxy statement and form of proxy for the 2009 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act. Proposals of shareholders submitted outside the process of Rule 14a-8 (“Non-Rule 14a-8 Proposals”) in connection with the 2009 Annual Meeting must be received by March 4, 2009. Our proxy for the 2009 Annual Meeting will give discretionary authority to the proxy holders to vote on all Non-Rule 14a-8 Proposals we receive after March 4, 2009.

OTHER MATTERS

As of the date of this proxy statement, our Board of Directors has no knowledge of any matters to be presented for consideration at the meeting other than the matters described in this proxy statement. If any matters not within the knowledge of the Board of Directors as of the date of this proxy statement should properly come before the meeting; or any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendation of our Board of Directors.

MATTHEW F. SOUZA,
Secretary

[Date], 2008

Appendix A

Amendment to Restated Articles of Incorporation of Irwin Financial Corporation

The first two sentences of the Section 5.1, entitled “Number and Classes of Shares”, of Article V of the Restated Articles of Incorporation of Irwin Financial Corporation shall be deleted and replaced with the following:

ARTICLE V

Shares

5.1  Number and Classes of Shares.  The total number of shares, which the Corporation shall have the authority to issue, is 200,000,000 shares. The total authorized shares of the Corporation shall be divided into two classes: a class of up to 244,000 Common Shares without par value (the “Common Shares”) and a class of up to 4,000,000 Preferred Shares without par value (the “Preferred Shares”).

A-1

Irwin Financial Corporation
Special Shareholder Meeting
November 3, 2008 — 4 p.m. (E.S.T.)
500 Washington Street
Columbus, IN 47201

[Insert Map & Directions]

c/o National City Bank Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509

Vote by Telephone

Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

Vote by Internet

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253-9837.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a	Access the Website and	Return your proxy card
touch-tone telephone:	cast your vote:	in the postage-paid
1-888-693-8683	www.cesvote.com	envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 6:00 a.m. Eastern Standard Time on November 2, 2008 to be counted in the final tabulation.
If you vote by telephone or over the Internet, do not mail your proxy card.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
IRWIN FINANCIAL CORPORATION TO BE HELD ON NOVEMBER 3, 2008.
THE SPECIAL PROXY STATEMENTIS AVAILABLE AT: WWW.IRWINPROXY.COM
è
ê Please fold and detach at perforation before mailing. ê

IRWIN FINANCIAL CORPORATION
Proxy for Special Meeting of Shareholders
Proxy Solicited on Behalf of the Board of Directors
The undersigned does hereby nominate, constitute, and appoint William I. Miller and Matthew F. Souza and each of them, (with full power to act without the other), with full power of substitution to each, the true and lawful Proxies of the undersigned to attend the Special Meeting of the Shareholders of the Corporation, to be held at the offices of the Corporation, 500 Washington Street, Columbus, Indiana, 47202-0929 on Monday, November 3, 2008, at 4 p.m. Eastern Standard Time, or at any adjournment of the meeting, and to vote all shares of the Corporation that the undersigned is entitled to vote upon the matters referred to in this proxy and in the notice of the meeting to the same extent and with all the powers the undersigned would possess if personally present and voting at the meeting or at any adjournment of it.

The undersigned acknowledges receipt of notice of the meeting and the accompanying proxy statement and hereby revokes all proxies heretofore given by the undersigned for the meeting.

Dated:	, 2008

Signature(s)

Signature(s)
Please sign exactly as name(s) appear(s) here, date, and return this proxy promptly in the enclosed envelope. If there are two or more co-owners, all must sign. No postage required if mailed in the United States.

IF VOTING BY MAIL, PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

your vote is important
Regardless of whether you plan to attend the Special Meeting of Shareholders, you can be sure your shares are represented at the meeting by voting by telephone, or the Internet, or by signing and dating this proxy card and returning it promptly in the enclosed postage-paid envelope. If you vote by telephone or the Internet, do not return this proxy card.
ê If voting by mail, please sign and date proxy card below and fold and detach at perforation before mailing. ê

IRWIN FINANCIAL CORPORATION	PROXY
This proxy will be voted as you specify on this proxy card. The Proxies may vote in their discretion upon such other business as may properly come before the meeting or any adjournment of it . This proxy may be revoked at any time prior to voting it.
The Board of Directors unanimously recommends that shareholders vote “FOR” Proposals 1 and 2.
1.
To vote upon an amendment to Article V of the Corporation’s Restated Articles of Incorporation to increase the number of common shares, without par value, that the Corporation is authorized to issue, from 40,000,000 shares to 200,000,000 shares, and to increase the total number of shares that the Corporation is authorized to issue from 44,000,000 shares to 244,000,000 shares;

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.
To vote upon, for purposes of the New York Stock Exchange listing standards, the issuance of in excess of 20% of our outstanding common shares in connection with a possible exchange of a portion of the Corporation’s trust preferred securities.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	To vote in the Proxies’ discretion upon such other business as may properly come before the meeting or any adjournment of it.

If you wish to attend the Special Meeting of Shareholders and vote in person, please see the back cover of our proxy statement for directions to the Special Meeting location.
(CONTINUED ON OTHER SIDE)